SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                    Date of Report (Date of earliest event reported):
                                    January 27, 1999


                    PAREXEL International Corporation
               (Exact Name of Registrant as Specified in Charter)





         Massachusetts                      0-27058                 04-2776269
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         (State or Other                    (Commission           (IRS Employer
         Jurisdiction of                    File Number)     Identification No.)
         incorporation)


         195 West Street, Waltham, Massachusetts  02451
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)                   (Zip Code)

         Registrant's telephone number, including area code (781) 487-9900
                                   Not Applicable
--------------------------------------------------------------------------------
         Former Name or Former Address, if Changed Since Last Report).




Item 5.  Other Events.

         On January 27, 1999, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

Exhibit No.         Exhibit

99.1                Press release of the Company dated January 27, 1999




                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PAREXEL International Corporation

Dated: January 27, 1999                      By:/s/William T. Sobo
                                                William T. Sobo, Jr., Senior
                                                Vice President, Chief Financial
                                                Officer, Treasurer and Clerk






                                  EXHIBIT INDEX

Exhibit No.                Description

99.1                       Press release of the Company dated January 27, 1999




FOR IMMEDIATE RELEASE                                www.PAREXEL.com

CONTACTS:            Bill Sobo, Senior Vice President, Chief Financial Officer
                     Virginia Lacke, Director, Investor Relations
                     (781) 487-9904, ext. 4118


                      PAREXEL REPORTS FINANCIAL RESULTS FOR
                     SECOND QUARTER ENDED DECEMBER 31, 1998

o        Second quarter net revenue of  $87.9 million
o        Second quarter EPS of $.21 per share
o        Record new business awards of $120 million during the quarter
o        DSOs decline from 65 to 56 days

Boston, MA, January 27, 1999 -- PAREXEL International Corporation (Nasdaq:
PRXL)today reported its financial results for the second fiscal quarter ended December 31, 1998.

PAREXEL's consolidated net revenue for the three months ended December 31, 1998 was $87.9 million which reflected growth of 29.2% over net revenue of $68.0 million in the prior-year period after restating for acquisitions. Revenue growth was 49.9% over the prior year net revenue of $58.6 million as originally reported. For the quarter ended December 31, 1998 income from operations was $7.3 million, a 12.3% increase over pro-forma operating income of $6.5 million in the prior year quarter, which is restated for subsequent pooling acquisitions but does not reflect $4.1 million of acquisition-related charges.

For the six months ended December 31, 1998, consolidated net revenue of $170.7 million grew 30.3% over the prior year period net revenue of $131.0 million after restating for acquisitions. Operating income for the six months ended December 31, 1998 was $15.0 million which reflects year over year growth of 21.4% when compared to pro-forma operating income of $12.3 million, which is restated for subsequent pooling acquisitions but does not reflect $4.1 million of acquisition-related charges.

"I am pleased to report that PAREXEL's revenue grew 29.2% over the prior year period. Even more importantly as we look to the future, our new business authorizations during the quarter were up 60% over the prior year to a level of $120.0 million, which reflects a strong endorsement by our clients of the quality of the services provided by PAREXEL," said Josef von Rickenbach, Chairman and Chief Executive Officer of PAREXEL.

"As previously indicated, PAREXEL has expanded its selling capacity over the past few quarters, and we have started to see some results from this investment, which provides us with a positive view toward the future. The broader CRO industry also looks very healthy, and the growth of this sector continues to be fueled by significant R&D investments by our clients. According to the Pharmaceutical Research and Manufacturing Association, PhRMA, R&D spending is expected to grow 13.7% in 1999, a significant increase over prior years' growth rates," commented von Rickenbach.

This release contains "forward-looking" statements regarding future results and events, including statements regarding expected future growth and customer demand. The Company's actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Factors that may cause such a difference include, but are not limited to: the inability of the Company to win new business at the levels required; the ability to hire, train and retain qualified personnel; the cancellation or delay of contracts; risks associated with the management of growth and the risks of integrating newly acquired businesses; and competition. These and other factors are discussed more fully in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

PAREXEL is one of the largest contract pharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing clients solutions that accelerate time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing, and other drug development consulting services. The Company's integrated services, therapeutic area depth, and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL has more than 45 offices and approximately 4,100 employees in 25 countries around the world.


PAREXEL International Corporation
Consolidated Condensed Statements of Operations
(In thousands, except per share data)
                                            (Unaudited)          (Unaudited)
                                        Three months ended     Six months ended
                                            December 31,         December 31,
                                          1998     1997 (a)    1998     1997 (a)
                                        --------  --------   --------  --------

Net revenue ..........................   $87,855   $67,993   $170,690   $130,984

Costs and expenses:
   Direct costs ......................    58,890    44,252    112,627     85,561
   Selling, general and administrative    17,215    14,089     34,394     27,311
   Depreciation and amortization .....     4,473     3,167      8,715      5,797
   Acquisition-related charges .......      --       4,100       --        4,100
                                         -------   -------   --------   --------

Income from operations ...............     7,277     2,385     14,954      8,215

Other income, net ....................       627       883      1,340      2,041
                                         -------   -------   --------   --------

Income before income taxes ...........   $ 7,904   $ 3,268   $ 16,294   $ 10,256
                                         =======   =======   ========   ========

Net income ...........................   $ 5,141   $ 1,907   $ 10,646   $  6,246
                                         =======   =======   ========   ========

Earnings per common share:
Basic ....................               $   0.21  $   0.08  $   0.43   $   0.26
Diluted ..................               $   0.21  $   0.08  $   0.42   $   0.25

Shares used in computing earnings per common share:

Basic .                                      24,787   23,790   24,732   23,751
Diluted                                      25,077   24,652   25,084   24,650



Consolidated Balance Sheet Information
(In thousands) .........................      (Unaudited)
                                         Dec. 31,   June 30,
                                           1998       1998
                                         ========   ========

Working capital ....                     $130,316   $118,937
Total assets .......                      286,681    261,758
Stockholders' equity                      180,378    168,380

(a) The three and six month periods ended December 31, 1997 have been restated to include the results of operations for businesses acquired during fiscal 1998 and accounted for using the pooling of interests method.